EXHIBIT 99.1

S1 Corporation Reports Second Quarter 2011 Financial Results

Revenue Increased 22% and Adjusted EBITDA Improved 190% in the Second Quarter of 2011 Compared to the Second Quarter of 2010

S1 Raises Full Year 2011 Revenue and Adjusted EBITDA Guidance

NORCROSS, Ga., Aug. 1, 2011 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the second quarter and six months ended June 30, 2011:

Financial Results and Operating Highlights

  Total revenue in the second quarter of 2011 increased 22% to $63.3 million from $51.8 million in the second quarter of 2010. Total revenue in the six months ended June 30, 2011 increased 18% to $121.2 million from $102.9 million in the six months ended June 30, 2010. This increase was due primarily to growth in Software licenses, Professional services, and Support and maintenance revenue in our Payments and Banking: Large FI segments and higher Hosting revenue in our Banking: Community FI segment.
  U.S. GAAP net income was $1.5 million, or $0.03 per share, in the second quarter of 2011 compared with U.S. GAAP net loss of $1.8 million, or ($0.03) per share, in the second quarter of 2010. GAAP earnings were $2.2 million, or $0.04 per share, in the six months ended June 30, 2011 compared with U.S. GAAP net loss of $2.8 million, or ($0.05) per share, in the six months ended June 30, 2010. These figures include stock based compensation expense of $1.6 million and $0.8 million in the second quarter of 2011 and 2010, respectively, and $2.5 million and $1.2 million in the six months ended June 30, 2011 and 2010, respectively.
  Adjusted EBITDA was $9.3 million in the second quarter of 2011 compared with $3.2 million in the second quarter of 2010. Adjusted EBITDA in the six months ended June 30, 2011 was $14.4 million compared with $6.0 million in the six months ended June 30, 2010. Adjusted EBITDA does not include stock-based compensation expense or transaction related costs for the Fundtech merger and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities was $16.9 million in the six months ended June 30, 2011 compared with $23.3 million in the six months ended June 30, 2010. The Company had cash and cash equivalents of $71.7 million as of June 30, 2011.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large FI segments increased 35% to $65.3 million as of June 30, 2011 compared with $48.2 million as of June 30, 2010.
  Sales bookings in the Company's Payments and Banking: Large FI segments were $54.1 million in the six months ended June 30, 2011, an 8% increase compared to $49.9 million in the six months ended June 30, 2010.
  On June 27, 2011, the Company and Fundtech Ltd. announced that they entered into a definitive agreement to combine businesses through a stock-for-stock merger. Under the terms of the agreement, Fundtech shareholders will receive 2.72 shares of S1 common stock for each Fundtech ordinary share they own. The merger is expected to close in the fourth quarter of 2011 and is subject to approval by S1 and Fundtech shareholders, receipt of regulatory and court approvals, and the satisfaction of customary closing conditions.
  The Company raised its full year 2011 financial guidance to $240 to $250 million in revenue and $27 to $31 million in Adjusted EBITDA, up from $230 to $240 million in revenue and $24 to $28 million in Adjusted EBITDA.

"I am extremely pleased with our second quarter results in which we generated a 22% increase in revenue and grew our Adjusted EBITDA by 190% year-over-year," said Johann Dreyer, Chief Executive Officer, S1 Corporation. "We also continued to see very strong demand for our products around the world as evidenced by another increase in our sales bookings. I believe that the shift in our business model is behind us and we are raising our full year 2011 financial guidance to $240 to $250 million in revenue and $27 to $31 million in Adjusted EBITDA."

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its second quarter 2011 results on Tuesday August 2, 2011, at 8:30 a.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (International) and entering passcode 83523151. Investors may also access a live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1".

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay will also be available approximately two hours after the conclusion of the call through August 16, 2011. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter passcode 83523151.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations, business and any transaction with Fundtech Ltd. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "estimates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

Additional Information and Where to Find It

In connection with the proposed transaction with Fundtech, S1 and Fundtech intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a proxy statement and information statement, respectively. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The proxy statement, information statement and certain other relevant materials (when they become available) and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC's website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1's Investor Relations at (404) 923-3500 or by accessing S1's investor relations website at www.s1.com; or (ii) by contacting Fundtech's Investor Relations at (201) 946-1100 or by accessing Fundtech's investor relations website at www.fundtech.com. Investors are urged to read the proxy statement and information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Participants in the Solicitation

S1, Fundtech and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction between the companies. Information about the executive officers and directors of S1 and the number of shares of S1's common stock beneficially owned by such persons is set forth in the proxy statement for S1's 2011 Annual Meeting of Stockholders which was filed with the SEC on April 8, 2011. Information about the executive officers and directors of Fundtech and the number of Fundtech's ordinary shares beneficially owned by such persons is set forth in the annual report on Form 20-F which was filed with the SEC on May 31, 2011. Investors may obtain additional information regarding the direct and indirect interests of S1, Fundtech and their respective executive officers and directors in the transaction by reading the proxy statement and information statement regarding the transaction with Fundtech when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, stock-based compensation expense and transaction related costs for the Fundtech merger. We believe that excluding depreciation, amortization, stock-based compensation expense and transaction related costs for the Fundtech merger, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. We believe that the exclusion of transaction related costs for the Fundtech merger, which are one-time costs, permits a more effective evaluation and comparison of our results and performance in relation to our ongoing operations. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the State Farm business or the custom development for an international branch customer ("Custom Projects"). We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we have experienced towards recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenue:
Software licenses	$ 9,123	$ 4,832	$ 17,959	$ 10,571
Support and maintenance	16,978	15,145	33,108	30,788
Professional services	23,059	17,870	41,826	35,300
Hosting	14,165	13,927	28,272	26,274
Total revenue	63,325	51,774	121,165	102,933

Operating expenses:
Cost of software licenses (1)	525	569	1,124	951
Cost of professional services, support and maintenance (1)	24,943	20,661	48,056	40,075
Cost of hosting (1)	7,031	6,893	14,376	13,561
Selling and marketing	7,208	6,871	14,489	13,555
Product development	8,537	8,753	17,320	17,473
General and administrative	9,546	5,928	16,312	12,975
Depreciation and amortization	2,575	2,635	5,108	5,021
Total operating expenses	60,365	52,310	116,785	103,611

Operating income (loss)	2,960	(536)	4,380	(678)

Interest income	66	55	113	111
Interest expense	(54)	(118)	(206)	(238)
Other non-operating expense	(746)	(315)	(928)	(472)
Interest and other expense, net	(734)	(378)	(1,021)	(599)

Income (loss) before income tax expense	2,226	(914)	3,359	(1,277)
Income tax (expense)	(719)	(860)	(1,170)	(1,553)
Net income (loss)	$ 1,507	$ (1,774)	$ 2,189	$ (2,830)

Net income (loss) per share:
Basic	$ 0.03	$ (0.03)	$ 0.04	$ (0.05)
Diluted	$ 0.03	$ (0.03)	$ 0.04	$ (0.05)

Weighted average common shares outstanding - basic	53,565,639	51,843,559	53,474,733	51,791,139
Weighted average common shares outstanding - diluted	54,430,596	51,843,559	54,277,418	51,791,139

Reconciliation to Cash income (loss) per share:
Diluted income (loss) per share	$ 0.03	$ (0.03)	$ 0.04	$ (0.05)
Amortization of intangibles	0.01	0.01	0.03	0.02
Stock-based compensation expense	0.03	0.02	0.05	0.02
Deferred income taxes	--	(0.01)	--	(0.01)
Non-GAAP Cash income (loss) per share	$ 0.07	$ (0.01)	$ 0.12	$ (0.02)

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$ 71,720	$ 61,917
Accounts receivable, net	54,349	44,370
Prepaid expenses	4,612	4,827
Other current assets	8,759	6,612
Total current assets	139,440	117,726
Property and equipment, net	21,196	22,330
Intangible assets, net	10,411	11,846
Goodwill, net	148,236	147,544
Other assets	7,830	10,207
Total assets	$ 327,113	$ 309,653

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 11,975	$ 9,779
Accrued compensation and benefits	14,249	9,705
Current portion of debt obligation	36	5,046
Accrued restructuring	412	1,528
Income taxes payable	375	1,950
Deferred revenues	50,018	38,022
Other current liabilities	3,281	2,853
Total current liabilities	80,346	68,883
Other liabilities	3,084	3,157
Total liabilities	$ 83,430	$ 72,040

Stockholders' equity:
Common stock	539	533
Additional paid-in-capital	1,805,627	1,802,795
Accumulated deficit	(1,561,628)	(1,563,817)
Accumulated other comprehensive loss	(855)	(1,898)
Total stockholders' equity	243,683	237,613
Total liabilities and stockholders' equity	$ 327,113	$ 309,653

Common shares issued and outstanding	53,925,731	53,317,063

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Cash flows from operating activities:
Net income (loss)	$ 1,507	$ (1,774)	$ 2,189	$ (2,830)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,867	2,927	5,692	5,492
Provision for doubtful accounts receivable and billing adjustments	(93)	880	(32)	928
Deferred income taxes	273	(450)	243	(556)
Stock-based compensation expense	1,641	809	2,485	1,182
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	916	(850)	(9,595)	10,698
(Increase) decrease in prepaid expenses and other assets	(960)	25	421	(380)
Increase in accounts payable and other liabilities	3,281	7	1,555	388
Increase (decrease) in accrued compensation and benefits	1,999	(190)	4,039	(2,296)
Increase (decrease) in income taxes payable	184	434	(1,668)	932
Increase in deferred revenue	1,178	3,419	11,609	9,753
Net cash provided by operating activities	12,793	5,237	16,938	23,311
Cash flows from investing activities:
Purchases of investment securities	--	--	--	(1,117)
Maturities of investment securities	--	1,071	--	1,071
Acquisitions, net of acquired cash	--	--	--	(29,249)
Purchases of property, equipment and technology	(1,326)	(2,168)	(3,039)	(3,076)
Net cash used in investing activities	(1,326)	(1,097)	(3,039)	(32,371)
Cash flows from financing activities:
Proceeds (payments) from the exercise of stock awards	538	(100)	847	(148)
Payments on capital leases and debt obligations	(26)	(335)	(5,023)	(667)
Net cash provided by (used in) financing activities	512	(435)	(4,176)	(815)
Effect of exchange rate changes on cash and cash equivalents	(179)	(241)	80	(202)
Net increase (decrease) in cash and cash equivalents	11,800	3,464	9,803	(10,077)
Cash and cash equivalents at beginning of period	59,920	48,243	61,917	61,784
Cash and cash equivalents at end of period	$ 71,720	$ 51,707	$ 71,720	$ 51,707

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenue:
Software licenses	$ 9,123	$ 4,832	$ 17,959	$ 10,571
Support and maintenance	16,978	15,145	33,108	30,788
Professional services	23,059	17,870	41,826	35,300
Hosting	14,165	13,927	28,272	26,274
Total revenue	63,325	51,774	121,165	102,933

Operating expenses:
Cost of software licenses	525	569	1,124	951
Cost of professional services, support and maintenance	24,943	20,661	48,056	40,075
Cost of hosting	7,031	6,893	14,376	13,561
Selling and marketing	7,208	6,871	14,489	13,555
Product development	8,537	8,753	17,320	17,473
General and administrative	9,546	5,928	16,312	12,975
Depreciation and amortization	2,575	2,635	5,108	5,021
Total operating expenses (1)	60,365	52,310	116,785	103,611

Operating income (loss)	2,960	(536)	4,380	(678)

Interest income	66	55	113	111
Interest expense	(54)	(118)	(206)	(238)
Other non-operating expense	(746)	(315)	(928)	(472)
Interest and other expense, net	(734)	(378)	(1,021)	(599)

Income (loss) before income tax expense	2,226	(914)	3,359	(1,277)
Income tax (expense)	(719)	(860)	(1,170)	(1,553)
Net income (loss)	$ 1,507	$ (1,774)	$ 2,189	$ (2,830)

Reconciliation to Adjusted EBITDA:
Net income (loss)	$ 1,507	$ (1,774)	$ 2,189	$ (2,830)
Interest and other expense, net	734	378	1,021	599
Income tax expense	719	860	1,170	1,553
Depreciation	2,143	2,182	4,225	4,236
Amortization	724	745	1,467	1,256
Transaction related costs for the Fundtech merger	1,801	--	1,801	--
Stock-based compensation expense	1,641	809	2,485	1,182
Non-GAAP Adjusted EBITDA	$ 9,269	$ 3,200	$ 14,358	$ 5,996

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 37	$ 74	$ 72	$ 141
Cost of hosting	30	33	60	64
Selling and marketing	420	89	509	13
Product development	188	14	281	(9)
General and administrative	966	599	1,563	973
Stock-based compensation expense	$ 1,641	$ 809	$ 2,485	$ 1,182

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenue:
Software licenses	$ 5,333	$ 2,359	$ 10,240	$ 5,684
Support and maintenance	6,524	5,161	12,584	10,462
Professional services	6,041	4,614	10,738	8,518
Hosting	297	263	605	569
Total revenue	18,195	12,397	34,167	25,233

Operating expenses:
Cost of software licenses	13	7	31	121
Cost of professional services, support and maintenance	6,593	4,611	12,403	8,963
Cost of hosting	208	179	583	391
Selling and marketing	3,208	2,779	6,666	5,761
Product development	1,643	1,419	3,183	2,874
General and administrative	3,201	1,623	5,450	3,657
Depreciation and amortization	571	495	1,081	962
Total operating expenses (1)	15,437	11,113	29,397	22,729

Operating income	$ 2,758	$ 1,284	$ 4,770	$ 2,504

Reconciliation to Adjusted EBITDA:
Operating income	$ 2,758	$ 1,284	$ 4,770	$ 2,504
Depreciation	438	373	817	718
Amortization	133	123	264	245
Transaction related costs for the Fundtech merger	566	--	566	--
Stock-based compensation expense	537	275	839	433
Non-GAAP Adjusted EBITDA	$ 4,432	$ 2,055	$ 7,256	$ 3,900

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 21	$ 16	$ 42	$ 32
Cost of hosting	--	4	1	8
Selling and marketing	163	60	236	86
Product development	28	21	52	41
General and administrative	325	174	508	266
Stock-based compensation expense	$ 537	$ 275	$ 839	$ 433

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenue:
Software licenses	$ 2,202	$ 1,261	$ 3,968	$ 1,906
Support and maintenance	5,676	4,934	11,107	10,180
Professional services	15,418	11,863	28,502	24,512
Hosting	5,903	6,391	11,658	12,590
Total revenue	29,199	24,449	55,235	49,188

Operating expenses:
Cost of software licenses	262	308	388	436
Cost of professional services, support and maintenance	13,474	10,356	25,400	20,257
Cost of hosting	3,381	3,680	7,023	7,400
Selling and marketing	2,355	2,529	4,509	4,809
Product development	4,196	3,972	8,384	8,193
General and administrative	3,715	2,733	6,262	5,908
Depreciation and amortization	1,133	1,129	2,237	2,217
Total operating expenses (1)	28,516	24,707	54,203	49,220

Operating income (loss)	$ 683	$ (258)	$ 1,032	$ (32)

Reconciliation to Adjusted EBITDA:
Operating income (loss)	$ 683	$ (258)	$ 1,032	$ (32)
Depreciation	1,133	1,129	2,237	2,217
Amortization	61	61	122	122
Transaction related costs for the Fundtech merger	760	--	760	--
Stock-based compensation expense	703	340	1,007	464
Non-GAAP Adjusted EBITDA	$ 3,340	$ 1,272	$ 5,158	$ 2,771

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 9	$ 44	$ 6	$ 88
Cost of hosting	10	12	17	24
Selling and marketing	244	10	242	(109)
Product development	47	(19)	95	(36)
General and administrative	393	293	647	497
Stock-based compensation expense	$ 703	$ 340	$ 1,007	$ 464

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenue:
Software licenses	$ 1,588	$ 1,212	$ 3,751	$ 2,981
Support and maintenance	4,778	5,050	9,417	10,146
Professional services	1,600	1,393	2,586	2,270
Hosting	7,965	7,273	16,009	13,115
Total revenue	15,931	14,928	31,763	28,512

Operating expenses:
Cost of software licenses	250	254	705	394
Cost of professional services, support and maintenance	4,876	5,694	10,253	10,855
Cost of hosting	3,442	3,034	6,770	5,770
Selling and marketing	1,645	1,563	3,314	2,985
Product development	2,698	3,362	5,753	6,406
General and administrative	2,630	1,572	4,600	3,410
Depreciation and amortization	871	1,011	1,790	1,842
Total operating expenses (1)	16,412	16,490	33,185	31,662

Operating loss	$ (481)	$ (1,562)	$ (1,422)	$ (3,150)

Reconciliation to Adjusted EBITDA:
Operating loss	$ (481)	$ (1,562)	$ (1,422)	$ (3,150)
Depreciation	572	680	1,171	1,301
Amortization	530	561	1,081	889
Transaction related costs for the Fundtech merger	475	--	475	--
Stock-based compensation expense	401	194	639	285
Non-GAAP Adjusted EBITDA	$ 1,497	$ (127)	$ 1,944	$ (675)

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 7	$ 14	$ 24	$ 21
Cost of hosting	20	17	42	32
Selling and marketing	13	19	31	36
Product development	113	12	134	(14)
General and administrative	248	132	408	210
Stock-based compensation expense	$ 401	$ 194	$ 639	$ 285
CONTACT: S1 Corporation
         Paul M. Parrish
         Chief Financial Officer
         404.923.3500
         paul.parrish@s1.com